3Q17 Earnings Presentation October 24, 2017 Refer to earnings release dated October 24, 2017 for further information. Exhibit 99.2

Cautionary statement This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) changes in customer preferences or information technology systems; (12) effects of critical accounting policies and judgments; (13) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (14) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) ability to maintain favorable ratings from rating agencies; (16) failure of models or risk management systems or controls; (17) fluctuation of Fifth Third’s stock price; (18) ability to attract and retain key personnel; (19) ability to receive dividends from its subsidiaries; (20) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (21) declines in the value of Fifth Third’s goodwill or other intangible assets; (22) effects of accounting or financial results of one or more acquired entities; (23) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv Holding, LLC; (24) loss of income from any sale or potential sale of businesses (25) difficulties in separating the operations of any branches or other assets divested; (26) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (27) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (28) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (29) the negotiation and (if any) implementation by Vantiv, Inc. and/or Worldpay Group plc of the potential acquisition of Worldpay Group plc by Vantiv, Inc. and such other actions as Vantiv, Inc. and Worldpay Group plc may take in furtherance thereof; and (30) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. Management has provided forward-looking guidance on certain Non-GAAP measures in connection with its earnings presentation in order to facilitate comparability with the Bancorp’s historical performance and financial condition as reflected in these Non-GAAP measures. Such forward-looking Non-GAAP measures include net interest margin; taxable equivalent net interest income; adjusted noninterest income excluding mortgage banking net revenue; and noninterest income, excluding certain transactions and adjustments related to the Bancorp’s investment in Vantiv, Visa total return swap, and branch sales, closures and consolidations. Bancorp’s management does not estimate on a forward-looking basis the impact of items similar to those that it has excluded to generate these Non-GAAP measures on a historical basis because the occurrence and amounts of items such as these are difficult to predict. As a result, the Bancorp has not provided reconciliations of its forward-looking Non-GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation as well as on page 31 of our earnings release.

Net interest income up 7% year-over-year, and up 3% sequentially NIM up 19 bps year-over-year, and up 6 bps sequentially Adjusted PPNR1 up 6% year-over-year, and up 2% sequentially Solid credit performance, with NPAs, NPLs and NCOs at or near multi-year lows Initiated $990 million share repurchase, including after-tax proceeds from Vantiv gain Continued progress toward long term financial targets 3Q17 highlights 1Non-GAAP measure: See Reg G reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on page 31 of the earnings release 2See page 4 of the presentation for impact of certain items Diluted Earnings Per Share $1.35 Included $0.87 positive impact from certain items2 Net Income to Common $999 million NIM 3.07% Net Charge-off Ratio 0.29%

Pre-tax items included in 3Q17 results had a positive $0.87 EPS impact: A $1.037 billion pre-tax (~$679 million after- tax) gain from sale of Vantiv stake A $47 million pre-tax (~$31 million after-tax)2 charge related to the valuation of the Visa total return swap $0.02 negative EPS impact reflecting a specific Vantiv related tax item and lower equity method income from the reduced interest in Vantiv Credit trends NCO ratio of 29 bps, down 16 bps year-over-year and up 1 bp sequentially Portfolio NPA ratio of 60 bps, down 15 bps year-over-year and down 12 bps sequentially 3Q17 in review 1Non-GAAP measure: See Reg G reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on page 31 of the earnings release 2Assumes a 35% tax rate

Balance sheet

FIFTH THIRD BANCORP

Loan & lease balances[1]
($ billions)



Avg -2% YoY
$93.5
$93.0
$92.1
$92.0
$91.9
3Q16
4Q16
1Q17
2Q17
3Q17

- Commercial flat vs. 2Q17; down 2% YoY
  - Commercial up 1% vs. 2Q17; up 3% YoY excluding deliberate exits
- Consumer flat vs. 2Q17; down 1% YoY
  - Consumer up 1% vs. 2Q17; up 3% YoY excluding auto

Securities and short-term investments[1]
($ billions)



Avg +7% YoY
$31.7
$32.6
$33.2
$33.5
$33.8
$29.8
$30.8
$31.9
$32.2
$32.4
3Q16
4Q16
1Q17
2Q17
3Q17
Average securities
Short-term investments

- Average securities flat vs. 2Q17; up 8% YoY
- Securities portfolio / total assets of 22.9% flat vs. 2Q17; up 203 bps vs. 3Q16

Core deposit balances[1]
($ billions)



Avg flat YoY
$98.9
$100.9
$100.8
$99.6
$98.6
95%
92%
91%
92%
93%
$94.9
$97.0
$97.0
$95.8
$94.9
3Q16
4Q16
1Q17
2Q17
3Q17
Transaction
Other time
Loan-to-core deposit ratio

- Transaction deposits down 1% vs. 2Q17; flat YoY
  - Sequential performance driven by lower commercial money market
- Average loan-to-core deposit ratio of 93%
- Modified LCR of 124%

Current 4Q17 Outlook:

Commercial (EOP): Modest sequential loan growth, reflecting ~$200 million of remaining exits

Consumer (EOP): Low-to-mid single digit sequential growth, excluding auto balances

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[1]*All balances are on an average basis; loan balances exclude HFS*

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Net interest income

FIFTH THIRD BANCORP



NII and NIM (FTE)[1]
($ millions)
$913
$925
$909
$939
$927
$945
$977
2.88%
2.91%
2.86%
3.02%
2.98%
3.01%
3.07%
3Q16
4Q16
1Q17
2Q17
3Q17
NII
Adjusted NII
NIM
Adjusted NIM

3Q17 vs. 2Q17

- NII up $32 million
- NIM up 6 bps
- NII & NIM performance vs. prior quarter driven by:
  - Higher short-term market rates
  - Temporary cash influx (+1 bp)
  - Higher interest recoveries (+1 bp)
  - Day count (+$7MM, -1 bp)

3Q17 vs. 3Q16

- NII up $64 million
- NIM up 19 bps
- NII & NIM performance vs. prior year driven by:
  - Higher short-term market rates

Current 4Q17 Outlook[1]:

NII (FTE) roughly flat sequentially

NIM down ~2 bps sequentially (flat excluding the temporary benefit in 3Q17)

[1]Non-GAAP measure: See Reg G reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on page 31 of the earnings release

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Adjusted noninterest income: up ~10% sequentially, excluding mortgage Includes estimated impact of ~$40 million to be recognized in connection with annual Vantiv TRA payment Adjusted1 noninterest income down $25 million, or 4%, driven primarily by: Lower corporate banking revenue Noninterest income 1Non-GAAP measure: See Reg G reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on page 31 of the earnings release 2 Q3 2017 excludes all items shown on page 22 of this presentation, resulting in a base of $508 million Sequentially, adjusted noninterest income1 up $12 million, or 2 percent, primarily due to: Annual Vantiv TRA payment The change in net mortgage servicing rights (MSR) valuation adjustments Year-over-year adjusted noninterest income1 down $15 million, or 2 percent, primarily due to: Decrease in mortgage banking net revenue Adjusted1 noninterest income down $2 million, driven by: Lower equity method income from the reduced interest in Vantiv Higher mortgage banking revenue 3Q17 vs. 2Q17 3Q17 vs. 3Q16 Current 4Q17 Outlook1,2: 1 1

Noninterest expense: up ~1.5% sequentially Noninterest expense 1 Non-GAAP measure: See Reg G reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on page 31 of the earnings release Noninterest expense up 2%, driven by: Higher employee compensation expense Higher technology and communications expense Higher marketing expense 3Q17 vs. 2Q17 3Q17 vs. 3Q16 Noninterest expense flat, driven by: Diligent expense management throughout the bank Higher employee compensation expense offset by lower other noninterest expense Current 4Q17 Outlook: 1 1

Net charge-offs of 0.29%, down 16 bps from 3Q16; up 1 bp from 2Q17 Portfolio NPA ratio of 0.60%, down 15 bps from 3Q16; down 12 bps from 2Q17 Criticized assets at 5.50% of commercial loans, down 66 bps from 3Q16; flat from 2Q17 Allowance for loan & lease losses of 1.31%, down 3 bps sequentially driven primarily by VIE deconsolidation Credit quality overview Current Outlook: Provision reflective of loan growth

Strong capital and liquidity position 1Current period regulatory capital & liquidity ratios are estimated CET1 remains strong at 10.59%, up 42 bps from 3Q16 and down 4 bps from 2Q17 Initiated $990 million share repurchase, including after-tax proceeds from Vantiv gain Common shares outstanding reduced by 33 million (5%) from 2Q17 and 50 million (7%) from 3Q16 Increased dividend 14% to $0.16 per share Strong liquidity position with a modified LCR of 124%

Vantiv update

Fifth Third Bancorp

- Executed a sale of Vantiv shares in August 2017 resulting in $1.037 billion pre-tax gain ($679MM after-tax)
- Sale triggered ~$650MM[1] in additional future gross Tax Receivable Agreement ("TRA") cash flows to be recognized over next 15+ years
- Current Vantiv ownership of 8.6% (15.25MM shares)
- Current market value of $1.05BN[3]
- Expect to record a ~$350MM[2] pre-tax step-up gain upon close of WorldPay acquisition
- Additional potential gross TRA cash flows of ~$565MM[4] after sale of remaining interest
- Equity method earnings decline approximately in proportion to the decline in ownership percentage

FITB ownership percentage in Vantiv



49%
8.6%
4.9%
2009
2010
2011
2012
2013
2014
2015
2016
Sep 2017
Pro Forma

Cumulative Vantiv gains recognized
(includes equity sales, warrant termination, & TRA settlements)



($s in millions)
Over $5 billion in cumulative pre-tax gains recognized since joint venture
5,000
4,000
3,000
2,000
1,000
0
2009
2010
2011
2012
2013
2014
2015
2016
2017 YTD

[1]Based on the analysis performed by Vantiv, Inc. disclosed in its Form 8-K filed with the SEC on 8/8/2017. Assumes a 35% federal tax rate, and that Vantiv will have sufficient U.S. taxable income to utilize TRA related deductions.
[2]Based on a $68.96 VNTV closing price as of 10/18/2017 and based on the expectation that Vantiv/WorldPay deal closes; step-up gain is based on Fifth Third's estimate of the equity method impact from the pro forma ownership percentage dilution and excludes any impact from future earnings or dividends prior to the Vantiv/WorldPay deal closing.
[3]15.25MM shares * $68.96 VNTV closing price as of 10/18/2017.
[4]Based on a $68.96 VNTV closing price as of 10/18/2017 and a 35% federal tax rate. Assumes Vantiv will have sufficient U.S. taxable income to utilize TRA related deductions, and assumes the remaining units in Vantiv are exchanged in October 2017 at $68.96 per unit.

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Current 4Q17 outlook

FIFTH THIRD BANCORP

Total loans & leases *(EOP excl. HFS)*	• Commercial: Modest sequential loan growth, reflecting ~$200MM of remaining exits • Consumer: Low-to-mid single digit sequential growth, excluding auto balances
Net interest income (FTE)[1]	• Roughly flat sequentially
Net interest margin (FTE)[1]	• Down ~2 bps sequentially (flat excluding the temporary benefits in 3Q17)
Noninterest income[1,2]	• Adjusted noninterest income up ~10% sequentially, excluding mortgage *mortgage revenue excluded given volatility from significant increase in interest rates at the end of 2016*
Noninterest expense	• Up ~1.5% sequentially
Effective tax rate	• 29 – 30% range (25 – 26% range excluding impact from Vantiv sale)
Credit items	• Provision reflective of loan growth

Outlook as of October 24, 2017;
please see cautionary statement on slide 2 regarding forward-looking statements

[1]Non-GAAP measure: See Reg G reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on page 31 of the earnings release
[2] Q3 2017 excludes all items shown on page 22 of this presentation, resulting in a base of $508 million

Note: Previous and current outlook excludes potential, but currently unforecasted, items, such as any potential additional Vantiv gains or losses, future capital actions, or changes in regulatory or accounting guidance

12
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Appendix

PPNR and efficiency ratio trends1 1Non-GAAP measures: See Reg G reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on page 31 of the earnings release 2Prior quarters include similar adjustments Adjusted PPNR up 6% YoY driven by: NII growth primarily from higher short term rates Diligent expense management Partially offset by lower corporate banking revenue Adjusted PPNR up 2% vs. 2Q17 driven by: NII growth primarily from higher short term rates Higher mortgage banking net revenue $552 $569

Strong liquidity profile

FIFTH THIRD BANCORP

Holding company unsecured debt maturities ($ millions)



$500[1]
$500
$500
$1,100
$3,012
2017
2018
2019
2020
2021
2022 on
Fifth Third Bancorp
First Charter Capital Trust

Holding Company:

- Modified LCR of 124%
- Holding Company cash at September 30, 2017: $2.4B
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~21 months (debt maturities, common and preferred dividends, interest and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions

Bank Entity:

- There were no debt maturities at the Bank in 3Q17
- The Bank did not issue any additional debt in 3Q17

2017 Funding Plans:

- Fifth Third would not be required to replace 2017 debt maturities to maintain our current senior debt ratings under the Moody's LGF methodology
- Any additional debt issuance in 2017 would result from general balance sheet management and prudent liquidity risk management

Bank unsecured debt maturities ($ millions – excl. Retail Brokered & Institutional CDs)



$650[2]
$1,850
$2,600
$2,100
$750
2017
2018
2019
2020
2021
2022 on

Heavily core funded as of 09/30/2017



L-T debt 10%
Demand 25%
Equity 12%
Other liabilities 3%
S-T wholesale 6%
S-T borrowings 4%
Non-Core Deposits 2%
Interest checking 18%
Savings/ MMDA 23%
Foreign Office 0%
Consumer time 3%

- Available and contingent borrowing capacity (3Q17):
  - FHLB ~$7.1B available, ~$13.1B total
  - Federal Reserve ~$31.6B

[1]$500MM matured in 1Q17 [2]$650MM matured in 2Q17

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Balance sheet positioning

FIFTH THIRD BANCORP

Total Interest Earning Assets ~$128B; $69B Fix / $59B Float

Investment Portfolio

Key Characteristics

- 51% allocation to bullet/locked-out cash flow securities
- Investment portfolio yield: 3.06%
- Duration: 4.6 years
- Net unrealized pre-tax gain: $366MM
- 97% AFS

Balance Sheet Mix



20%
35%
45%

Fixed vs. Floating

Level 1	100% Fix / 0% Float
Level 2A	100% Fix / 0% Float
Non-HQLA /Other	76% Fix / 24% Float

Commercial Loans[1,2]

- Fixed: $13.8B[1, 2]
- Float: $42.8B[1, 2]
- *1ML based: 64%* *(of total commercial)*
- *3ML based: 7%* *(of total commercial)*
- *Prime based: 4%* *(of total commercial)*
- Weighted avg. life: 1.44 years



8%
7%
12%
73%

C&I	20% Fix / 80% Float
Commercial Mortgage	20% Fix / 80% Float
Commercial Construction	2% Fix / 98% Float
Commercial Lease	100% Fix / 0% Float

Consumer Loans[1]

- Fixed: $25.5B[1]
- Float: $10.5B[1]
- 1ML based: 2% *(of total consumer)*
- *12ML based: 2%* *(of total consumer)*
- *Prime based: 23%* *(of total consumer)*
- Weighted avg. life: 3.32 years
- Auto weighted avg. life: 1.44 years



20%
45%
25%
6%
4%

Resi Mtg & Construction	91% Fix / 9% Float
Auto	99% Fix / 1% Float
Home Equity	8% Fix / 92% Float
Credit Card	26% Fix / 74% Float
Other	36% Fix / 64% Float

Long-term Debt[3]

- Fixed: $10.5B[3]
- Float: $3.6B[3]
- *1ML based: 1%* *(of total long term debt)*
- *3ML based: 25%* *(of total long term debt)*
- Weighted avg. life: 4.12 years



<1%
1%
9%
24%
66%

Senior Debt	76% Fix / 24% Float
Sub Debt	64% Fix / 36% Float
Auto Securiz. Proceeds	94% Fix / 6% Float
TRUPS	0% Fix / 100% Float
Other	100% Fix / 0% Float

Data as of 09/30/17

[1]Includes HFS Loans & Leases

[2]Fifth Third had $4.48B 1ML receive-fix swaps outstanding against C&I loans, which are being included in fixed

[3]Fifth Third had $2.96B 3ML receive-fix swaps outstanding against long-term debt, which are being included in floating, long-term debt with swaps outstanding reflected at fair value

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Interest rate risk management Data as of 09/30/17 1Actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 2Re-pricing percentage or “beta” is the estimated change in yield over 12 months as a result of a shock or ramp 100 bps parallel shift in the yield curve NII benefits from asset rate reset in a rising rate environment 58% of total loans are floating rate considering impacts of interest rate swaps (76% of total commercial and 29% of total consumer) Investment portfolio duration of 4.6 years Short-term borrowings represent approximately 26% of total wholesale funding, or 5% of total funding Approximately $11 billion in non-core funding matures beyond one year Interest rate sensitivity tables are based on conservative deposit assumptions 70% beta on all interest-bearing deposit and sweep balances (~50% betas experienced in 2004 – 2006 Fed tightening cycle) No modeled re-pricing lag Modeled non-interest bearing commercial DDA runoff of approximately $2.5 billion (about 10%) for each 100 bps increase in rates DDA runoff rolls into an interest bearing product with a 100% beta

Mortgage banking results $2.1B in originations, down 6% sequentially and down 26% YoY; 66% purchase volume 3Q17 mortgage banking drivers: Origination fees and gain on sale revenue up 8% sequentially Gain on sale margin up 19 bps sequentially $56MM in gross servicing fees up 14% sequentially YoY decline in mortgage banking revenue driven primarily by lower origination fees and gains on loan sales Successfully on-boarded $10 billion of acquired MSRs YTD 1Effective January 1, 2017 the Bancorp elected to measure its MSR portfolio at fair value rather than at amortized cost 2Gain-on-sale margin represents gains on all loans originated for sale

NPL rollforward

Residential Mortgage Commercial & Industrial Home Equity & Automobile Commercial Real Estate *Excludes loans held-for-sale Credit trends ($ in millions) 3Q16 4Q16 1Q17 2Q17 3Q17 EOP Balance* $3,905 $3,903 $4,283 $4,366 $4,652 Avg Balance* $3,848 $3,890 $3,987 $4,306 $4,533 NPAs* $5 $0 - - - as % of loans 0.13% NM NM NM NM Net charge-offs - - - - - as % of loans 0.00% 0.00% 0.00% 0.00% 0.00% Commercial construction ($ in millions) 3Q16 4Q16 1Q17 2Q17 3Q17 EOP Balance* $14,643 $15,051 $15,336 $15,460 $15,588 Avg Balance* $14,455 $14,854 $15,200 $15,417 $15,523 90+ days delinquent $43 $49 $45 $45 $43 as % of loans 0.29% 0.33% 0.29% 0.29% 0.28% NPAs* $58 $53 $48 $42 $45 as % of loans 0.40% 0.35% 0.31% 0.27% 0.29% Net charge-offs $2 $2 $5 $2 $(1) as % of loans 0.07% 0.06% 0.13% 0.04% (0.02%) Residential mortgage

Regulation G non-GAAP reconciliation

Fifth Third Bancorp

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	September 2017	June 2017	March 2017	December 2016	September 2016
Net income available to common shareholders (U.S. GAAP)	$999	$344	$290	$372	$501
Add: Intangible amortization, net of tax	-	-	-	-	-
Tangible net income available to common shareholders	$999	$344	$290	$372	$501
Tangible net income available to common shareholders (annualized) (a)	**$3,963**	**$1,380**	**$1,176**	**$1,480**	**$1,993**
Average Bancorp shareholders' equity (U.S. GAAP)	$16,820	$16,615	$16,429	$16,545	$16,883
Less: Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Average goodwill	(2,423)	(2,424)	(2,416)	(2,416)	(2,416)
Average intangible assets and other servicing rights	(18)	(18)	(10)	(10)	(10)
Average tangible common equity (b)	**$13,048**	**$12,842**	**$12,672**	**$12,788**	**$13,126**
Total Bancorp shareholders' equity (U.S. GAAP)	$16,360	$16,419	$16,430	$16,205	$16,776
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Goodwill	(2,423)	(2,423)	(2,419)	(2,416)	(2,416)
Intangible assets and other servicing rights	(18)	(18)	(11)	(10)	(10)
Tangible common equity, including unrealized gains / losses (c)	**$12,588**	**$12,647**	**$12,669**	**$12,448**	**$13,019**
Less: Accumulated other comprehensive income	(185)	(163)	(68)	(59)	(755)
Tangible common equity, excluding unrealized gains / losses (d)	**$12,403**	**$12,484**	**$12,601**	**$12,389**	**$12,264**
Total assets (U.S. GAAP)	$142,264	$141,067	$140,200	$142,177	$143,279
Less: Goodwill	(2,423)	(2,423)	(2,419)	(2,416)	(2,416)
Intangible assets and other servicing rights	(18)	(18)	(11)	(10)	(10)
Tangible assets, including unrealized gains / losses (e)	**$139,823**	**$138,626**	**$137,770**	**$139,751**	**$140,853**
Less: Accumulated other comprehensive income / loss, before tax	(285)	(251)	(105)	(91)	(1,162)
Tangible assets, excluding unrealized gains / losses (f)	**$139,538**	**$138,375**	**$137,665**	**$139,660**	**$139,691**
Common shares outstanding (g)	**705**	**739**	**750**	**750**	**756**
Ratios:					
Return on average tangible common equity (a) / (b)	30.4%	10.7%	9.3%	11.6%	15.2%
Tangible common equity (excluding unrealized gains/losses) (d) / (f)	8.89%	9.02%	9.15%	8.87%	8.78%
Tangible common equity (including unrealized gains/losses) (c) / (e)	9.00%	9.12%	9.20%	8.91%	9.24%
Tangible book value per share (c) / (g)	$17.86	$17.11	$16.89	$16.60	$17.22

See page 31 of the earnings release for a discussion on the use of non-GAAP financial measures

21

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Regulation G non-GAAP reconciliation See page 31 of the earnings release for a discussion on the use of non-GAAP financial measures